*[  ] DENOTES CONFIDENTIAL TREATMENT REQUESTED OF REDACTED INFORMATION

Exhibit 10-2                                            EXHIBIT A
EDITED VERSION:  SUBJECT TO CONFIDENTIAL TREATMENT      TO MASTER
REQUEST                                                 AGREEMENT



                       FULFILLMENT AGREEMENT


          THIS  FULFILLMENT  AGREEMENT  (the  "Agreement"), dated as of the

29th day of August, 1996, by and between ARTISTIC GREETINGS INCORPORATED, a

Delaware  corporation  ("AGI"),  and  JOHN H. HARLAND  COMPANY,  a  Georgia

corporation ("JHH").


                            WITNESSETH:


          WHEREAS, AGI and JHH are parties  to  a Master Agreement dated as of the date hereof (the "Master Agreement"), pursuant to which, among other things, JHH will purchase from AGI certain check production assets; and


          WHEREAS, in connection with the Master  Agreement,  AGI wishes to assure  the  future  supply  from JHH, and JHH wishes to assure the  future furnishing, on the terms and conditions  hereinafter  set  forth,  of AGI's future fulfillment requirements for check products.


          NOW,  THEREFORE,  in  consideration  of  the premises, the mutual covenants herein contained and other good and valuable  consideration,  the receipt  and  sufficiency  of  which  are  hereby acknowledged, the parties hereto agree as follows:


     1.   DEFINITIONS.   Certain  terms  are  used  in  this  Agreement  as

specifically defined herein.  In addition:


          "ADJUSTED PURCHASE PRICE" means the Purchase Price (i) decreased by * $[ ] per Box of Checks for each Weekly Order  which *consists of [  ] or

more Boxes of Checks per Business Day and less than *[   ] Boxes of Checks

per Business Day, (ii) decreased by *$[ ] per Box of Checks for each Weekly

Order which consists of *[  ] or more Boxes of Checks per Business  Day and

less  than  *[   ] Boxes of Checks per Business Day, (iii) decreased by * $[]

per Box of Checks  for  each  Weekly  Order which consists of *[  ] or more

Boxes of Checks per Business Day, (iv) increased by *$[  ]per Box of Checks for each Weekly Order beginning with the  first Weekly Order transmitted to

JHH  after  the date which is six months from  the  Effective  Date  which consists of less  than *[  ] Boxes of Checks *per Business Day and more than

*[  ] Boxes of Checks  per  Business  Day, (v) increased by *$[  ]per Box of

Checks  for  each  Weekly  Order beginning  with  the  first  Weekly  Order transmitted to JHH after the  date  which  is six months from the Effective

Date which consists of less than *[  ] Boxes of Checks per Business Day and more than *[  ] Boxes of Checks per Business  Day,  (vi)  increased  by *$[ ]

per  Box  of  Checks for each Weekly Order beginning with the first Weekly

Order transmitted  to  JHH  after   the  date which is six months from the

Effective  Date  which consists of less than  *[  ]  Boxes  of  Checks  per

Business Day, and  (vii) adjusted pursuant to Sections 4.2, 4.3 and 4.4, as applicable.


          "AFFILIATE"  means  with  respect to any Person, any other Person directly  or  indirectly controlling, controlled  by  or  under  direct  or indirect common control with such Person.


          "BOX  OF  CHECKS"  means  a  box  of check products consisting of either  200 single checks or 150 duplicate checks,  which  conform  to  the

Check Specifications (as defined in Section 3.3 hereof).


          "BOX   OF  DEPOSIT  TICKETS"  means  a  box  of  deposit  tickets consisting of either  200  single deposit tickets or 100 triplicate deposit tickets.


          "BUSINESS DAY" means  any  day  other  than Saturday, Sunday or a federal holiday.


          "EFFECTIVE DATE" means August 29, 1996.


          "FULFILLMENT AMOUNT" means (i) from the Effective Date to August

30, 1996, up to *[  ] Boxes of Checks per Business Day,  (ii) from September

1,  1996  to September 14,  1996, up to *[  ] Boxes of Checks  per  Business

Day, (iii) from September 15, 1996 to September 27, 1996, up to *[  ] Boxes

of Checks per Business Day, and (iv) from September 30, 1996 to the date of termination  of this Agreement, *[  ] of AGI's fulfillment requirements for

Boxes of Checks, other than Specialty Requirements.


          "PERSON"  means  a corporation, association, partnership, limited liability company, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.


         "PURCHASE PRICE" means  (i)  *$[   ]per  Box  of  Checks minus the

Volume Discount, as applicable, (ii) with respect to Boxes of  Checks which constitute current foil checks, the Purchase Price as determined in clause

(i)  plus  *$[  ] per  Box of Checks, (iii) with respect to Boxes of  Checks which constitute side tear  checks,  the  *Purchase  Price as determined in clause (i) plus *$[  ] per Box of Checks, if AGI purchases  the paper stock,

and *$[ ] per Box of Checks, if JHH furnishes the paper stock, and (iv) with respect to each Box of Deposit Tickets, the Purchase Price as determined in clause (i) plus *$[  ] per Box of Deposit Tickets.


          "SPECIALTY REQUIREMENTS" means AGI's existing Rockwell  design or other  Boxes  of  Checks  with  specialty  design or styling features which require special pricing or other mutually agreed upon designs or styles.


          "VOLUME DISCOUNT" means, without duplication,  if  the  aggregate number  of  Boxes of Checks sold by JHH to AGI hereunder from the date  of

this Agreement  exceeds (i) *[   ] at any time until the fifth anniversary

of the Effective Date, (ii) *[   ] at any time between the fifth and seventh

anniversary of the  Effective Date  or  (iii) *[   ]  thereafter, then a

discount of *$[  ]per Box of Checks sold by JHH to AGI thereafter.


          "WEEKLY ORDER" means the number of Boxes of Checks transmitted to

JHH for order by AGI for each calendar week.


     2.   TERM AND TERMINATION.

          2.1.  TERM.  This Agreement shall commence on the  Effective Date and continue until terminated pursuant to Section 2.2 hereof (the "Term").


          2.2.  TERMINATION.  This Agreement may be terminated:


               2.2.1. by the mutual written consent of AGI and JHH;


               2.2.2.   by  AGI in the event that JHH breaches Sections  9.1

          and 9.2 of the Master Agreement;


               2.2.3. by JHH  in  the  event AGI breaches this Agreement by failing  to  pay  the Weekly Purchase  Price  and  Postage  Costs

          pursuant to Section 6 hereof, and such breach remains uncured for fifteen (15) days after  receipt  of notice of such breach by AGI from JHH;


               2.2.4. other than with respect  to  a failure by AGI to make payment pursuant to Section 6, by either AGI  or JHH in the event the other party fails to materially perform its obligations under this Agreement; provided that the terminating party  has given at least  one  (1)  year's  prior written notice to the other  party specifying the nature of the material nonperformance;


               2.2.5. by either AGI  or  JHH,  following  the seventh (7th)

          anniversary of the Effective Date;  provided that the terminating party has given at least two (2) years' prior written  notice  to the  other party of its desire to terminate this Agreement.  Such notice  of  termination  may be given at any time after the fifth

          (5th) anniversary of the Effective Date; and


               2.2.6. each termination  notice  described in this Section 2

          shall be delivered in accordance with Section  12  hereof.   This

          Agreement  will  terminate,  (i) in the case of Section 2.2.2, on the date set forth in such termination  notice,  (ii) in the case of Section 2.2.3, on the date a termination notice is received by

          AGI from JHH, provided that AGI had first received  a  notice  of breach  from  JHH  pursuant  to Section 2.2.3 and such breach had remained uncured for at least fifteen (15) days thereafter, (iii)

          in the case of Section 2.2.4,  on  the  first  anniversary of the date  the  termination  notice is received by the non-terminating party, and (iv) in the case  of  Section  2.2.5,  on  the  second anniversary of the date the notice of termination is received  by the non-terminating party.


     3.   ORDER AND FURNISHING OF BOXES OF CHECKS.


          3.1.  During  the  Term  and  subject  to  all  of the terms and conditions hereof, AGI agrees to order the Fulfillment Amount  of  Boxes of

Checks from JHH, and JHH agrees to furnish the Fulfillment Amount of  Boxes of Checks.


          3.2.  Notwithstanding  Section  3.1 but subject to Section 10.1,

should JHH at any time be unwilling or unable,  due to capacity constraints or otherwise, to furnish the Fulfillment Amount of  Boxes  of Checks, then,

upon  JHH's  failure to cure after 5 days' written notice to JHH  of  JHH's failure to furnish  the  Fulfillment  Amount,  AGI  may  order  from  other suppliers  that  portion of its requirements that JHH does not furnish, and such orders shall  not  be deemed in any way a breach or termination by AGI of any term or condition  of  this  Agreement or a waiver of any remedy AGI may be entitled to pursuant to this Agreement or otherwise.


          3.3. The Boxes of Checks to  be  ordered and furnished hereunder shall be produced and printed by JHH to conform  to  the printing and other

specifications   set   forth   on  Exhibit  A  hereto  or  to  such   other

specifications as to which AGI and  JHH  mutually  agree  from time to time

(the  "Check  Specifications").   Each  of  AGI and JHH agrees to  use  its

reasonable  best  efforts  to agree on any proposed  change  to  the  Check

Specifications, including,  without  limitation, any change to the Purchase

Price per Box of Checks related to such proposed change.


     4.   PRICE.


          4.1.  The price to be paid to JHH by AGI for each Weekly Order of

Boxes of Checks furnished hereunder by JHH shall be equal to the product of

(i) the Adjusted Purchase Price per Box of Checks and (ii) the Weekly Order

(the "Weekly Purchase Price").


          4.2. Commencing on the first  anniversary of the Effective Date,

and on each subsequent anniversary of the  Effective Date thereafter during the Term, if the annual CPI (Consumer Price  Index  -- All Urban Consumers,

U.S. City Average, 1982-84 = 100) ("CPI") has changed  by more than 1% over the  preceding  twelve  (12)  months,  then,  with  respect  to  the  first anniversary  of  the  Effective Date, the Adjusted Purchase Price  for  the

subsequent calendar year  shall  be adjusted by the percentage amount equal to one-half of the percentage amount  (the  "Excess  Amount")  by which the annual CPI increase over the preceding twelve (12) months exceeds 1.0% and,

with  respect  to  each  subsequent anniversary of the Effective Date,  the

Adjusted Purchase Price for the subsequent  calendar year shall be adjusted by the percentage amount equal to the Excess Amount.


          4.3. In the event  the  percentage  of  Boxes  of  Checks  which consist  of  duplicate checks to total Boxes of Checks for any Weekly Order exceeds 60%, AGI  shall  reimburse JHH an additional *amount equal to $[  ]

per Box of Checks for materials  and labor *and $[  ] per Box of Checks for

Postage Costs to the extent such costs  are  associated  with producing and printing Boxes of Checks which consist of duplicate checks  above  such 60%

threshold.   Such reimbursement amount shall be adjusted from time to  time as mutually agreed between the parties.


          4.4.   In  the event AGI develops designs that are more costly to produce than the designs  existing on the date hereof, the pricing of those orders  will be adjusted by  mutual  agreement  to  reflect  the  increased production and materials costs for those Boxes of Checks.


          4.5.  Notwithstanding anything to the contrary in this Section 4,

if at any  time JHH shall sell or furnish any Boxes of Checks to any Person engaged in the  direct  mail  marketing and/or sale of Boxes of Checks at a price less than the then Adjusted  Purchase  Price  minus, in the event the

Volume Discount is not applicable, an amount equal to the Volume  Discount,

then the Adjusted Purchase Price to be paid to JHH by  AGI for such similar

quantity  shall be equal to the price paid by such Person.   In  the  event

that an adjustment is made pursuant to this Section and as a result of such adjustment the Adjusted Purchase Price for a quantity of Boxes of Checks is less than the  Adjusted  Purchase  Price for a greater quantity of Boxes of

Checks, the Adjusted Purchase Price  for  such greater quantity of Boxes of

Checks shall also be equal to the price paid by such Person.


          4.6.   In  the  event of a material  change  in  technology  with respect to the printing of  Boxes  of  Checks,  the parties hereto agree to negotiate in good faith on how to distribute the benefits of such change in technology between the parties hereto.


     5.   ELECTRONIC TRANSFER OF DATA, ORDERS AND DELIVERIES.


          5.1. AGI shall perform all order entry  functions  for the Boxes of Checks it purchases from JHH.  AGI shall electronically transmit  to JHH such  information  as  is  mutually  agreed upon to be necessary for JHH to produce and ship the Boxes of Checks (the  "AGI  Electronic Instructions").

JHH shall electronically transmit to AGI such information  as  is  mutually agreed upon to be necessary for AGI to keep its database of  orders current

(the  "JHH Electronic Instructions").  The AGI Electronic Instructions  and

the JHH  Electronic Instructions shall be formatted as set forth on Exhibit

B hereto or  to  such other formatting as AGI and JHH may from time to time mutually agree.  All  costs associated with the AGI Electronic Instructions and the JHH Electronic  Instructions  shall be borne equally by the parties or as otherwise mutually agreed between the parties hereto.


          5.2. AGI and JHH shall jointly develop and implement a system of transferring orders from AGI to JHH on  an "on demand" basis.  This project shall commence on the Effective Date.


          5.3. AGI shall deliver to JHH any bind-in advertising inserts in

a timely and commercially reasonable manner.   AGI  may also deliver to JHH

in   a  timely  and  commercially  reasonable  manner  reorder   envelopes,

merchandise inserts, coupon package and check brochure to be placed in each order.


          5.4. JHH agrees to ship an average of 90% of the Boxes of Checks within  two  (2) Business Days and an average of 98% of the Boxes of Checks within four (4)  Business Days of receiving the AGI Electronic Instructions

(the "Shipping  Deadline") in accordance with the instructions specified on

Exhibit C hereto or  to such other instructions as shall be mutually agreed to from time to time by  AGI  and JHH (the "Shipping Instructions").  AGI's address shall be the return address on all Boxes of Checks furnished by JHH pursuant to this Agreement.


         5.5. AGI agrees to reimburse JHH (i) *[   ] per Box of Checks and

Box of Deposit Tickets and the  actual  cost  to deliver each Box of Checks and Box of Deposit Tickets to the bulk mail center  (currently aggregating

*$[   ] per Box of Checks) plus *$[  ] for each Box of Checks mailed USPS and

(ii) *[   ] rate then in effect for each order of Boxes of Checks mailed *[ ]

plus a surcharge of *$[  ] for each order mailed *[  ] and *$[  ] for each

order mailed by *[   ] (the "Postal Costs").  AGI and JHH agree to use best

efforts  to  agree  to (i) a reimbursement rate for Boxes of Checks  mailed

USPS in the event of  a change in the USPS mailing rates and (ii) share any

savings  in  postage  costs   resulting  from  the  use  of  a  third-party

consolidator or through other means.


     6.   PAYMENT OF PURCHASE PRICE  AND  POSTAGE.   Payment  of the Weekly

Purchase Price and reimbursement of Postage Costs and any costs pursuant to

Section 4.3 hereof shall be made to JHH within thirty (30) days of the date

of the invoice by wire transfer or other mutually agreed upon method.   Any

past due payment hereunder shall be subject to an interest charge of 1% per month (or portion thereof).


        7.   WARRANTIES AND GUARANTEES OF JHH.


          JHH hereby warrants and guarantees that:


          7.1.  The  Boxes  of Checks furnished hereunder shall conform to the  Check Specifications and shall  be  shipped  in  accordance  with  the

Shipping  Instructions  and the AGI Electronic Instructions as furnished to

JHH on or prior to the Shipping Deadline.


          7.2. JHH will  conform  to  all  statutes  or regulations of any governmental agency with respect to the production, printing  and  shipping of  the  Boxes  of  Checks  and  the  transmission  of  the  JHH Electronic

Instructions.


     8.   WARRANTIES AND GUARANTEES OF AGI.


          AGI  hereby warrants and guarantees that it will conform  to  all statutes or regulations  of  any  governmental  agency  with respect to the transmission of the AGI Electronic Instructions.


     9.   INDEMNIFICATION.


          9.1.  AGI  hereby  indemnifies and holds JHH harmless  from  and against any and all claims, actions,  suits,  losses,  demands,  costs  and expenses  (including  reasonable attorneys' fees) of every kind, nature, or description brought (collectively "Damages") as a result of or arising from

(i)   AGI's  breach or failure  of  any  warranty,  covenant  or  agreement contained in this Agreement and (ii) any negligent act or omission by AGI.


          9.2.  JHH  hereby  indemnifies  and  holds AGI harmless from and against any and all Damages as a result of or arising from (i) JHH's breach or  failure  of  any  warranty,  covenant or agreement  contained  in  this

Agreement and (ii) any negligent act or omission by JHH.


          9.3. All claims for indemnification  hereunder shall be asserted and resolved as set forth in Section 7.3 under the Master Agreement.


     10.  FORCE  MAJEURE.   Neither  party hereto shall  be  considered  in

default in the performance of its obligations  hereunder to the extent that the performance thereof is prevented or delayed by act of God or the public enemy, rebellions, civil strife, riots, interference  by  civil or military authorities, compliance with governmental laws or rules and  regulations or any  other  cause  which  is  beyond  the  control of such party; provided,

however, that the party whose due performance hereunder is prevented by the force majeure shall use its best reasonable  business efforts to remove the disability  and  recommence  due  performance  hereunder  at  the  earliest reasonable time.


          10.1. On the happening of an event of  force majeure, the parties shall be governed by the following provisions:


               10.1.1.  The party forced by the event  of  force  majeure  to suspend  performance  (the  "Suspending  Party")  shall  promptly advise  the  other party (the "Recipient Party") of the event  of force majeure,  the  cause  thereof and, to the extent reasonably possible,  its best reasonable  estimate  of  the duration of the suspension (the "Failure Period").  The notice  described in this paragraph  shall  hereafter  be  referred  to  as the "Suspension

          Notice."


               10.1.2. If a failure of performance due to a  force  majeure occurs and continues  for a period in excess of five (5) days, or if a Suspension Notice advises the Recipient Party that a failure of performance will continue  for  a period in excess of five (5)

          days, then the Recipient Party may,  at its option, contract with any  third  Person  for an alternate supply  of  any  product  or service to which the  failure  of  performance applies.  Any such contract shall be referred to hereafter  as  an "Alternate Source

          Contract."


               10.1.3. The  Recipient  Party  shall  use  all  good  faith,

          consistent with sound business practice, to obtain  an  Alternate

          Source  Contract  which will not extend for a period longer  than the length of any stated  Failure  Period;  provided, however, no

          Alternate Source Contract shall extend for a  period  longer than six  (6) months unless consented to in  writing by the Suspending

          Party,  or  unless the Failure Period described in any Suspension

          Notice is greater than six (6) months (in which case an Alternate

          Source Contract  may  extend for the length of the Failure Period described in the Suspension Notice).


               10.1.4. If any Failure  Period  continues  for  a  period  in excess  of twelve (12) months, or if the Suspension Notice states that the  Failure  Period  will  continue for greater than twelve

          (12) months, the Recipient Party may at its option terminate this

          Agreement, only with respect to the  products or services subject to such force majeure, by ninety (90)  days'  written notice.  If not so terminated, however, this Agreement shall  remain  in full force and effect until this Agreement is terminated by its terms.


     11.  ASSIGNMENT.  Except as otherwise expressly provided herein,  this

Agreement  may not be assigned by either party hereto, whether by operation of law or otherwise, without the written consent of the other party hereto,

and  any  such  attempted  assignment  shall  be  void  and  unenforceable;

provided,   however,  that  AGI  may  assign  its  rights  and  obligations hereunder without the consent of the other party in connection with  a sale or transfer of all or substantially all of the assets or business of either

AGI or its direct mail check business.


     12.  NOTICES.  All notices which are required or permitted to be given pursuant  to  the terms of this Agreement shall be in writing and shall  be deemed effective  (i)  upon  receipt  if  given  in  writing  and delivered personally or by facsimile transmission with receipt confirmed,  (ii)  five

(5) Business Days after they shall have been deposited in the United States mails,  registered  or  certified  mail,  postage prepaid, or (iii) one (1)

Business Day after they shall have been delivered  to  an overnight courier service,  such  as  Federal  Express,  all  charges  prepaid, addressed  as follows:


          If  to  AGI,  to:   Artistic  Greetings Incorporated,  One  Komer

Center, Elmira, New York 14902, Attention:  Thomas C. Wyckoff, Esq.; and


          If  to  JHH,  to:  John H. Harland  Company,  2939  Miller  Road,

Decatur, Georgia 30035, Attention:  John C. Walters, Esq.


          Any of the addresses or addressees set forth above may be changed from time to time by written notice from the party requesting the change.


     13.  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws  of the State of New York without regard to the conflicts of law principles thereof.


     14.  AGREEMENT.  This Agreement,  the  Master Agreement, the Equipment

Purchase Agreement and the Confidentiality Agreement  (as  such  terms  are defined  in  the  Master Agreement) constitute the entire agreement between the parties hereto  relating to the subject matter hereof and supersede all prior  or contemporaneous  negotiations,  representations,  agreements  and understandings  of  the  parties  relating  thereto  (including  the Bridge

Agreement (as defined in the Master Agreement)).


     15.  NONDISCLOSURE.   The  parties  hereto  agree that, except to  the

extent required by law, neither party will disclose the existence of any of the terms of, or parties to, this Agreement to any  Person  which is not an

Affiliate of such party or an employee or agent of such party  or  such  an

Affiliate  without  the  prior  written  consent  of the other party, which consent will not be unreasonably withheld.


     16.  CONFIDENTIAL AND PROPRIETARY INFORMATION.


          16.1. AGI  may,  from  time  to  time, in connection  with  this

Agreement,  disclose  certain  of  its  confidential  information  to  JHH,

including, but not limited to, database information  for  AGI's  customers.

JHH  will  not  itself  use  for  any  purpose  other than for which it was disclosed, and shall prevent the disclosure to third  parties  of,  any and all  of  such  confidential  information,  provided  that  JHH's obligation hereunder shall not apply to information that:


          (a)  is  already  in  JHH's possession at the time of  disclosure thereof;


          (b)  is or subsequently becomes part of the public domain through no action of JHH;


          (c)  is subsequently received by JHH from a third party having no obligation of confidentiality to the party disclosing the confidential information; or


          (d)  is disclosed to third parties as required by law.


          16.2. JHH  may, from time  to  time,  in  connection  with  this

Agreement, disclose certain  of  its confidential  information to AGI.  AGI will not itself use for any purpose  other than for which it was disclosed,

and shall prevent the disclosure to third  parties  of, any and all of such confidential  information, provided that AGI's obligation  hereunder  shall not apply to information that:


          (a)  is  already  in  AGI's  possession at the time of disclosure thereof;


          (b)  is or subsequently becomes part of the public domain through no action of AGI;


          (c)  is subsequently received by AGI from a third party having no obligation of confidentiality to the party disclosing the confidential information; or


          (d)  is disclosed to third parties as required by law.


          16.3. All proprietary artwork, photographs, designs and negatives furnished by AGI to JHH (hereinafter "Artwork")  shall  remain the property of AGI.  At AGI's request or upon termination of this Agreement,  JHH shall return to AGI the Artwork in the same condition as received, ordinary  wear and  tear excepted; provided, however, that any inability of JHH to fulfill its obligations  under  this  Agreement  by  virtue of JHH's  return of the

Artwork  to  AGI upon its request shall not constitute  a  breach  of  this

Agreement.  JHH  will  make  no  use  of  the Artwork except to satisfy and complete its obligations under this Agreement  or  as otherwise approved in writing by AGI.


     17.  MODIFICATION  AND  AMENDMENT.   No  supplement,  modification  or

amendment of this Agreement shall be binding unless in writing and executed by AGI and JHH.


     18.  SEVERABILITY.  To the extent that any provision of this Agreement is found by a court of general jurisdiction to  violate  any applicable law or  regulation  in any jurisdiction, or does so in the opinion  of  counsel mutually acceptable  to  both  parties,  such  provision  shall  be  deemed modified  only  in  that  jurisdiction  and only to the extent necessary to comply  with such law or regulation.  In such  circumstances,  the  parties agree to  negotiate  in good faith amendments to this Agreement designed to restore to the parties the economic benefits they held under this Agreement prior to the modification.


     19.  COUNTERPARTS AND HEADINGS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute  one and the same instrument.  All headings and captions are inserted  for  convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.


          IN WITNESS WHEREOF, the  parties  hereto  have  set  their  hands through  their  authorized  representatives,  whereby  they  evidence their intention to be legally bound.


                              ARTISTIC GREETINGS INCORPORATED


                              By:/s/ Thomas C. Wyckoff
                                   Name:  Thomas C. Wyckoff
                                   Title: Senior Vice President


                              JOHN H. HARLAND COMPANY


                              By:/s/ John C. Walters
                                   Name:  John C. Walters
                                   Title: Senior Vice President

                                                   EXHIBIT A
                                                   TO FULFILLMENT
                                                   AGREEMENT



                 PRINTING AND OTHER SPECIFICATIONS


CHECK PACKAGES

  <circle> Package size - singles - 200
                    duplicates - 150

  <circle> Number of sheets - singles - 200 checks/40 deposit slips duplicates - 150 checks/30 deposit slips

  <circle> Ancillary items to be included in check package

          <circle> Liability Notice
          <circle> Reorder form
          <circle> Up to to ten other bind-in inserts
          <circle> Tag board backers
          <circle> Register (with each box)
          <circle> Cover (supplied with each order)
          <circle> Reorder envelope (per order)
          <circle> Artistic cross-sell package (per order)
          <circle> Artistic designed top box cover
          <circle> Plain box bottom
          <circle> Shipping container with AGI's return address

  <circle> Typefaces and special accent cuts to be utilized as required per
     AGI Electronic Instructions.

    <circle>   Side-tear   products  will  follow  substantially  the  same
     specifications as top-tear.

  <circle> Any changes to specifications  must  be  mutually  agreed to, in writing, by both parties.

   <circle>  JHH agrees to maintain a 90% average two Business Day  service for orders and to maintain a 98% average four Business Day service for orders.

  <circle> JHH  is  to  notify  AGI  of any out-of-stock situations as they occur. This information is to be supplied via the customer service designees at all applicable locations.

  <circle> AGI will provide a six-week lead time to JHH for the addition of any new printed stock after the negatives have been finalized.

   <circle>  AGI will provide bi-weekly demand reports to  JHH  so  it  can forecast potential stock usage.

  <circle> AGI  will  provide  JHH  with  a three-month notice of intent to discontinue or revise any check style.

   <circle> After one year, the offerings of  the  check  styles  will  not exceed eighty SKU's at any given time. An SKU could be top or side tear, singles or duplicates. Offerings of deposit slips are not included.

   <circle>  JHH  will  have  the  first opportunity to produce any bind-in insert for AGI as long as cost and delivery are competitive.

   <circle> All proprietary artwork,  photographs,  designs  and  negatives furnished by AGI to JHH shall remain the property of AGI. JHH shall return this property to AGI at the end of this Agreement. JHH will make no use of the artwork except to satisfy and complete its obligations under this Agreement or as otherwise approved in writing by AGI.

QUALITY

  <circle> All checks will be printed on  paper  that  meets or exceeds all specifications of paper as specified in ANSI standard x 9.18.

  <circle> All micr printing will conform to ANSI standard x 9.27.

  <circle> JHH shall maintain a micr quality rate of at  least  99.9%.  AGI retains the right to periodically request micr quality sample of documents produced.

  <circle> AGI, with notice, has the right to  visit  producing  plants  to audit quality, production and reports.

   <circle>  The exchange rate of JHH's quality errors shall not exceed .5%
     of boxes produced.

   <circle>  All  reprint  costs  (priority  mail  or  Federal  Express  if requested) will be borne by the responsible party.

                                                   EXHIBIT B
                                                   TO FULFILLMENT
                                                   AGREEMENT



                ELECTRONIC TRANSMISSION FORMATTING


          The AGI Electronic Instructions and the JHH Electronic Instructions shall be sent using record formats that are developed and tested jointly. The data will be sent using PC technology and PROCOMM Communications software. Other technologies, such as Electronic Data Interchange, may be introduced in the future as the need arises.

          On-line electronic access to JHH fulfillment database (AOI System) shall be provided for a minimum of 12 users, and attached to each JHH manufacturing site. Three end user terminals will be supplied by JHH. Training in the use of the AOI System will be provided by JHH on-site at AGI. This will provide JHH personnel the ability to inquire on orders that have been sent to JHH for production.

*[  ] DENOTES CONFIDENTIAL TREATMENT REQUESTED OF  EXHIBIT C
REDACTED INFORMATION                               TO FULFILLMENT
                                                   AGREEMENT



                       SHIPPING INSTRUCTIONS




  <circle> Definite promise (DP) orders will be shipped bulk mail, priority mail or Federal Express. Shipping methods are to be determined by AGI via transmission. DP orders which are transmitted by 2:00 p.m. (EST) are to be shipped SAME DAY. AGI agrees to reimburse JHH *$[ ]per Box of Checks for each DP order and for each "in plant rush" for which AGI specifically requires JHH to perform additional tasks to complete.

   <circle>  All shipping labels used must always conform to current postal regulations.

  <circle> Shipment methods are hereby defined as bulk mail, priority mail,
     USPS and Federal Express.

  <circle> Shipment  methods  will  be  defined  by AGI via AGI  Electronic
     Instructions.

  <circle> Per definition, real time is stated as  12:01 a.m. through 11:59
     p.m.

  <circle> Service (shipment) time is defined as two scheduled working days from receipt of real time transmissions.